PRESS RELEASE FOR IMMEDIATE ISSUE

FOR:	MDC Partners Inc.	CONTACT:	Matt Chesler, CFA
	745 Fifth Avenue, 19th Floor		VP, Investor Relations
	New York, NY 10151		646-412-6877
mchesler@mdc-partners.com

MDC PARTNERS INC. REPORTS STRONG RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2014

INCREASED 2014 GUIDANCE FOR ADJUSTED EBITDA OF $184 TO $188 MILLION IMPLIES YEAR-OVER-YEAR GROWTH OF +15.4% TO +17.9% AND MARGIN IMPROVEMENT OF 90 BASIS POINTS

INCREASED 2014 GUIDANCE FOR ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES OF $108 TO $112 MILLION IMPLIES YEAR-OVER-YEAR GROWTH OF +18.0% TO +22.3%

QUARTERLY DIVIDEND INCREASED 5.6% TO $0.19

SECOND QUARTER HIGHLIGHTS:

•	Revenue increased to $317.7 million from $287.5 million, an increase of 10.5%
•	Organic revenue increased 7.0%
•	Net Income attributable to MDC Partners increased to $16.5 million from $9.8 million, an increase of 67.8%
•	Adjusted EBITDA increased to $48.8 million from $44.6 million, an increase of 9.5% (see Schedules 2 and 3)
•	Adjusted EBITDA margin of 15.4% versus 15.5%
•	Adjusted EBITDA Available for General Capital Purposes increased to $31.0 million from $27.1 million, an increase of 14.6% (see Schedule 6)
•	Net New Business wins totaled a record $53.7 million

YEAR-TO-DATE HIGHLIGHTS:

•	Revenue increased to $610.3 million from $553.1 million, an increase of 10.3%
•	Organic revenue increased 7.3%
•	Net Income attributable to MDC Partners increased $41.0 million to $7.6 million from a loss of $33.3 million
•	Adjusted EBITDA increased to $85.3 million from $75.4 million, an increase of 13.0% (see Schedules 4 and 5)
•	Adjusted EBITDA margin increased 40 basis points to 14.0% from 13.6%
•	Adjusted EBITDA Available for General Capital Purposes increased to $51.7 million from $42.5 million, an increase of 21.6% (see Schedule 6)
•	Net New Business wins totaled $78.3 million

NEW YORK, NY (July 24, 2014) – MDC Partners Inc. (NASDAQ: MDCA; TSX: MDZ.A) today announced financial results for the three and six months ended June 30, 2014.

Miles S. Nadal, Chairman and Chief Executive Officer of MDC Partners, said, “We delivered very strong results in the second quarter. It’s clear that our business model is unique and increasing the return on marketing investment for clients, and increasing the sustainable profitable growth rate of our business. Organic revenue grew 7.0% and Adjusted EBITDA increased 9.5%, representing a 15.4% margin. Adjusted EBITDA Available for General Capital Purposes increased 14.6% to $31.0 million and net new business wins were $53.7 million during the quarter. The business pipeline is full of increasingly large and global opportunities as our agencies scale their capabilities. Our partner agencies are performing ahead of our expectations and we are executing well against a number of our growth initiatives. Our prospects for 2014 are even more encouraging than what we detailed in the first quarter and as a result, we are once again raising our 2014 guidance for Adjusted EBITDA and Adjusted EBITDA Available for General Capital Purposes.”

Guidance for 2014 is revised as follows:

		2014	2014	2014	Implied
	2013	Initial Guidance	Revised Guidance 1Q	Revised Guidance 2Q	Year over Year
	Actuals	February 20, 2014	April 24, 2014	July 24, 2014	Change

Revenue	$1.15 billion	$1.230 - $1.255 billion	$1.245 - $1.270 billion	$1.245 - $1.270 billion	+8.4% to +10.5%
Adjusted EBITDA	$159.4 million	$177 - $181 million	$181 - $185 million	$184 - $188 million	+15.4% to +17.9%
Adjusted EBITDA Margin	13.9%	14.4%	14.5% to 14.6%	14.8%	+90 basis points
Adjusted EBITDA Available for General Capital Purposes	$91.6 million	$104 - $108 million	$106 - $110 million	$108 - $112 million	+18.0% to +22.3%

Consolidated revenue for the second quarter of 2014 was $317.7 million, an increase of 10.5% compared to $287.5 million in the second quarter of 2013. Adjusted EBITDA for the second quarter of 2014 was $48.8 million, an increase of 9.5% compared to $44.6 million in the second quarter of 2013. Net income attributable to MDC Partners in the second quarter was $16.5 million compared to $9.8 million in the second quarter of 2013. Diluted income per share from continuing operations attributable to MDC Partners common shareholders for the second quarter of 2014 was $0.33 compared to $0.22 per share in the same period of 2013. Adjusted EBITDA Available for General Capital Purposes was $31.0 million in the second quarter of 2014, an increase of 14.6% compared to $27.1 million in the second quarter of 2013.

For the six month period ended June 30, 2014, consolidated revenue was $610.3 million, an increase of 10.3% compared to $553.1 million in the six months ended June 30, 2013. Adjusted EBITDA for the six months ended June 30, 2014 increased 13.0% to $85.3 million compared to $75.4 million in the same period of 2013. Net income attributable to MDC Partners in the six months ended June 30, 2014 was $7.6 million compared to a loss of $33.3 million in 2013. Diluted income per share from continuing operations attributable to MDC Partners common shareholders for the six months ended June 30, 2014 was $0.16 compared to a loss of ($0.64) per share in the same period of 2013. Adjusted EBITDA Available for General Capital Purposes was $51.7 million in the six months ended June 30, 2014, an increase of 21.6% compared to $42.5 million in the same period of 2013.

David Doft, CFO of MDC Partners, said, “Given the superior performance we delivered in the first half of the year, and our growing expectations for the third and fourth quarters, we believe that it is prudent to provide updated financial targets for the year. While our revenue guidance is maintained at $1.245 to $1.270 billion, implying 8.4% to 10.5% year over year growth, we are increasing our Adjusted EBITDA guidance for the year to $184 million to $188 million, or year over year growth of 15.4% to 17.9% and Adjusted EBITDA margins of 14.8%, up 90 basis points year over year. We are also increasing guidance for Adjusted EBITDA Available for General Capital Purposes to $108 to $112 million, representing an increase of 18.0% to 22.3%, despite the incremental interest expense from our debt financings. Our increased margin forecast indicates that we are on pace to achieving our long-term target margins of 15% to 17% well ahead of schedule.”

MDC Partners Announces $0.19 per Share Quarterly Cash Dividend

MDC Partners today also announced that its Board of Directors has declared a cash dividend of $0.19 per share on all of its outstanding Class A shares and Class B shares. The quarterly dividend represents an increase of 5.6% from our prior quarterly dividend of $0.18, and will be payable on or about August 19, 2014, to shareholders of record at the close of business on August 5, 2014.

Conference Call

Management will host a conference call on Thursday, July 24, 2014 at 4:30 p.m. (ET) to discuss results. The conference call will be accessible by dialing 1-412-317-0790 or toll free 1-877-870-4263. An investor presentation has been posted on our website www.mdc-partners.com and may be referred to during the conference call.

A recording of the conference call will be available one hour after the call until 9:00 a.m. (ET) August 8, 2014, by dialing 1-412-317-0088 or toll free 1-877-344-7529 (passcode 10049255) or by visiting our website at www.mdc-partners.com.

About MDC Partners Inc.

MDC is one of the world’s largest Business Transformation Organizations that utilizes technology, marketing communications, data analytics, insights and strategic consulting solutions to drive meaningful returns on Marketing and Communications Investments for multinational clients in the United States, Canada, and worldwide.

MDC Partners’ durable competitive advantage is to Empower the Most Talented Entrepreneurial Thought Leaders to Drive Business Success to new levels of Achievement, for both our Clients and our Shareholders, reinforcing MDC's reputation as "The Place Where Great Talent Lives."

MDC Partners' Class A shares are publicly traded on NASDAQ under the symbol "MDCA" and on the Toronto Stock Exchange under the symbol "MDZ.A".

Please visit us: www.mdc-partners.com

Follow us on Twitter: http://www.twitter.com/mdcpartners

Join us on LinkedIn: http://www.linkedin.com/company/mdc-partners

Find us on Instagram: http://www.instagram.com/mdcpartners

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting Adjusted EBITDA and EBITDA margin (as defined) for the three and six months ended June 30, 2014, and 2013; and (2) presenting Adjusted EBITDA Available for General Capital Purposes for the three and six months ended June 30, 2014, and 2013. Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, earnings guidance, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of international, national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the spending patterns and financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•	the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

The Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under its credit facility and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(US$ in 000s, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenue	$317,719	$287,499	$610,288	$553,135

Operating Expenses:
Cost of services sold	200,182	189,677	391,875	367,535
Office and general expenses	78,558	60,845	156,732	128,205
Depreciation and amortization	10,730	9,488	22,025	18,967
	289,470	260,010	570,632	514,707

Operating profit	28,249	27,489	39,656	38,428

Other Income (Expenses):
Other, net	7,302	(2,880)	765	(191)
Interest expense and finance charges	(13,882)	(10,375)	(26,636)	(22,803)
Loss on Redemption of Notes	-	-	-	(55,588)
Interest income	1	62	110	165

Income (Loss) from continuing operations before income taxes and equity in non-consolidated affiliates	21,670	14,296	13,895	(39,989)

Income tax expense (benefit)	3,378	1,727	3,044	(12,523)

Income (Loss) from continuing operations before equity in non-consolidated affiliates	18,292	12,569	10,851	(27,466)
Equity in earnings of non-consolidated affiliates	79	82	142	123

Income (Loss) from continuing operations	18,371	12,651	10,993	(27,343)
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes	(152)	(1,321)	(258)	(3,503)
Net Income (loss)	18,219	11,330	10,735	(30,846)
Net income attributable to the noncontrolling interests	(1,749)	(1,514)	(3,111)	(2,496)
Net income (loss) attributable to MDC Partners Inc.	$16,470	$9,816	$7,624	$(33,342)

Income (Loss) Per Common Share:
Basic
Income (Loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.34	$0.24	$0.16	$(0.64)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.00)	$(0.03)	$(0.01)	$(0.07)
Net Income (Loss) attributable to MDC Partners Inc. common shareholders	$0.34	$0.21	$0.15	$(0.71)

Income (loss) Per Common Share:
Diluted:
Income (loss) from continuing operations attributable to MDC Partners Inc. common shareholders	$0.33	$0.22	$0.16	$(0.64)
Discontinued operations attributable to MDC Partners Inc. common shareholders	$(0.00)	$(0.03)	$(0.01)	$(0.07)
Net Income (loss) attributable to MDC Partners Inc. common shareholders	$0.33	$0.19	$0.15	$(0.71)

Weighted Average Number of Common Shares:
Basic	49,546,062	47,098,392	49,442,770	46,975,299
Diluted	50,195,321	51,174,437	50,106,545	46,975,299

SCHEDULE 2

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$221,017	$96,702	-	$317,719

Net income attributable to MDC Partners Inc.				$16,470
Adjustments to reconcile to Operating Profit:
Net income attributable to the noncontrolling interests				1,749
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				152
Equity in earnings of non-consolidated affiliates				(79)
Income tax Expense				3,378
Interest expense and finance charges, net				13,881
Other, net				(7,302)
Operating profit (loss)	$35,497	$5,298	$(12,546)	$28,249
margin	16.1%	5.5%		8.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	5,038	5,259	433	10,730
Stock-based compensation	2,112	930	1,386	4,428
Acquisition deal costs	441	202	341	984
Deferred acquisition consideration adjustments to P&L	1,123	2,948	-	4,071
Profit distributions from affiliates	-	45	311	356

Adjusted EBITDA *	$44,211	$14,682	$(10,075)	$48,818
margin	20.0%	15.2%		15.4%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments,and profit distributions from affiliates.

SCHEDULE 3

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Three Months Ended June 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$200,670	$86,829	-	$287,499

Net income attributable to MDC Partners Inc.				$9,816
Adjustments to reconcile to Operating Profit:
Net income attributable to the noncontrolling interests				1,514
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				1,321
Equity in earnings of non-consolidated affiliates				(82)
Income tax Expense				1,727
Interest expense and finance charges, net				10,313
Other, net				2,880
Operating profit (loss)	$27,771	$4,742	$(5,024)	$27,489
margin	13.8%	5.5%		9.6%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	5,753	3,408	327	9,488
Stock-based compensation	1,839	1,030	1,885	4,754
Acquisition deal costs	39	99	337	475
Deferred acquisition consideration adjustments to P&L	3,549	(1,162)	-	2,387
Profit distributions from affiliates	-	-	-	-

Adjusted EBITDA *	$38,951	$8,117	$(2,475)	$44,593
margin	19.4%	9.3%		15.5%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 4

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2014

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$426,965	$183,323	-	$610,288

Net income attributable to MDC Partners Inc.				$7,624
Adjustments to reconcile to Operating Profit:
Net income attributable to the noncontrolling interests				3,111
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				258
Equity in earnings of non-consolidated affiliates				(142)
Income tax Expense				3,044
Interest expense and finance charges, net				26,526
Other, net				(765)
Operating profit (loss)	$59,100	$3,579	$(23,023)	39,656
margin	13.8%	2.0%		6.5%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	10,084	11,006	935	22,025
Stock-based compensation	4,251	2,207	2,338	8,796
Acquisition deal costs	596	786	673	2,055
Deferred acquisition consideration adjustments to P&L	5,554	6,539	-	12,093
Profit distributions from affiliates	-	283	354	637

Adjusted EBITDA *	79,585	24,400	(18,723)	85,262
margin	18.6%	13.3%		14.0%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 5

MDC PARTNERS INC.

RECONCILIATION OF OPERATING PROFIT (LOSS) TO ADJUSTED EBITDA

(US$ in 000s, except percentages)

For the Six Months Ended June 30, 2013

	Strategic	Performance
	Marketing	Marketing
	Services	Services	Corporate	Total

Revenue	$384,100	$169,035	-	$553,135

Net income attributable to MDC Partners Inc.				$(33,342)
Adjustments to reconcile to Operating Profit:
Net income attributable to the noncontrolling interests				2,496
Loss from discontinued operations attributable to MDC Partners Inc., net of taxes				3,503
Equity in earnings of non-consolidated affiliates				(123)
Income tax Benefit				(12,523)
Interest expense, finance charges, and loss on redemption of notes, net				78,226
Other, net				191
Operating profit (loss)	$50,428	$3,534	$(15,534)	$38,428
margin	13.1%	2.1%		6.9%

Additional adjustments to reconcile to Adjusted EBITDA:
Depreciation and amortization	11,527	6,748	692	18,967
Stock-based compensation	2,980	1,859	4,416	9,255
Acquisition deal costs	165	194	652	1,011
Deferred acquisition consideration adjustments to P&L	4,048	635	-	4,683
Profit distributions from affiliates	-	-	3,096	3,096

Adjusted EBITDA *	$69,148	$12,970	$(6,678)	$75,440
margin	18.0%	7.7%		13.6%

*	Adjusted EBITDA is a non-GAAP measure, but as shown above it represents operating profit (loss) plus depreciation and amortization, stock-based compensation, acquisition deal costs, deferred acquisition consideration adjustments, and profit distributions from affiliates.

SCHEDULE 6

MDC PARTNERS INC.

ADJUSTED EBITDA AVAILABLE FOR GENERAL CAPITAL PURPOSES

(US$ in 000s)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Adjusted EBITDA (1)	$48,818	$44,593	$85,262	$75,440
Net Income Attributable to Noncontrolling Interests	(1,749)	(1,514)	(3,111)	(2,496)
Capital Expenditures, net (2)	(3,229)	(6,589)	(6,245)	(9,237)
Cash Taxes	(35)	(132)	(118)	(199)
Cash Interest, net & Other (3)	(12,763)	(9,262)	(24,126)	(21,025)

Adjusted EBITDA Available for General Capital Purposes (4)	$31,042	$27,096	$51,662	$42,483

(1) Adjusted EBITDA is a non GAAP measure. See schedules 2 through 5 for a reconciliation of Net Income (loss) to Adjusted EBITDA.

(2) Capital Expenditures, net represents capital expenditures net of landlord reimbursements.

(3) Cash Interest, net & Other represents the quarterly accrual of cash interest under our Senior Notes.

(4) Adjusted EBITDA Available for General Capital Purposes is a non-GAAP measure, and represents funds available for repayment of debt, acquisitions, deferred acquisition consideration, dividends, and other general corporate initiatives

SCHEDULE 7

MDC PARTNERS INC.

CONSOLIDATED BALANCE SHEETS

(US$ in 000s)

	June 30,	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$72,339	$102,007
Accounts receivable, net	394,342	309,796
Expenditures billable to clients	91,880	63,246
Other current assets	31,733	25,458
Total Current Assets	590,294	500,507

Fixed assets, net	50,709	52,071
Investment in non-consolidated affiliates	412	275
Goodwill	882,667	744,333
Other intangible assets, net	68,817	56,262
Deferred tax assets	21,363	21,131
Other assets	70,756	50,648
Total Assets	$1,685,018	$1,425,227

Liabilities, Redeemable Noncontrolling Interests and Shareholders' Deficit
Current Liabilities:
Accounts payable	$289,505	$246,694
Accruals and other liabilities	267,048	240,580
Advance billings	192,906	149,540
Current portion of long term debt	617	467
Current portion of deferred acquisition consideration	69,138	53,041
Total Current Liabilities	819,214	690,322

Long-term debt	743,599	664,661
Long-term portion of deferred acquisition consideration	111,668	100,872
Other liabilities	32,635	34,430
Deferred tax liabilities	65,413	63,020
Total Liabilities	1,772,529	1,553,305

Redeemable Noncontrolling Interests	164,508	148,534

Shareholders' Deficit
Common shares	265,615	262,656
Shares to be issued	-	424
Charges in excess of capital	(170,068)	(126,352)
Accumulated deficit	(457,952)	(465,576)
Stock subscription receivable	(55)	(55)
Accumulated other comprehensive loss	(1,143)	(797)
MDC Partners Inc. Shareholders' Deficit	(363,603)	(329,700)
Noncontrolling Interests	111,584	53,088
Total Shareholders' Deficit	(252,019)	(276,612)

Total Liabilities, Redeemable Noncontrolling
Interests and Shareholders' Deficit	$1,685,018	$1,425,227

SCHEDULE 8

MDC PARTNERS INC.

SUMMARY CASH FLOW DATA

(US$ in 000s)

	Six Months Ended June 30,
	2014	2013

Cash flows provided by continuing operating activities	$33,099	$55,773
Discontinued operations	(258)	(1,702)
Net cash provided by operating activities	32,841	54,071

Cash flows used in continuing investing activities	(58,331)	(9,028)
Discontinued operations	-	(11)
Net cash used in investing activities	(58,331)	(9,039)

Net cash used in continuing financing activities	(3,848)	(28,408)

Effect of exchange rate changes on cash and cash equivalents	(330)	382

Net increase (decrease) in cash and cash equivalents	$(29,668)	$17,006